UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 16, 2024
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, the Board of Directors (the “Board”) of Pacira BioSciences, Inc. (the “Company”) appointed Shawn M. Cross to serve as the Chief Financial Officer of the Company, effective October 21, 2024. Mr. Cross will succeed Lauren Riker, who had been serving as interim Chief Financial Officer since October 1, 2024. Ms. Riker will continue to serve as the Company’s Senior Vice President of Finance and as principal accounting officer for Securities and Exchange Commission reporting purposes.

Mr. Cross, age 56, was most recently a member of the leadership team at Applied Molecular Transport, Inc. (Nasdaq: AMTI), a biopharmaceutical company committed to developing novel, oral biological therapeutics to treat severe autoimmune, metabolic, and inflammatory diseases where he served as Chief Financial Officer from March 2020 to May 2022, President and Chief Operating Officer from May 2022 to March 2023, and as Chief Executive Officer and a director from March 2023 through the closing of its merger with Cyclo Therapeutics, Inc., (Nasdaq: CYTH) in December 2023. Prior to his time at Applied Molecular Transport, Inc., Mr. Cross was an investment banker focused on the biopharmaceutical industry for over 20 years with both domestic and international experience having lived and worked in major financial centers including New York City, London, and San Francisco. He served as a Managing Director of Healthcare Investment Banking at JMP Securities, Inc. between September 2018 and February 2020 and previously held senior roles at Deutsche Bank Securities, Thomas Weisel Partners, and Wells Fargo Securities, LLC. He began his investment banking career in the health care group at Alex. Brown & Sons after receiving his MBA from Columbia Business School. Mr. Cross also provided consulting services to companies in the biopharmaceutical industry between February 2024 and September 2024 and currently serves on the board of directors of Cyclo Therapeutics, Inc.

In connection with his appointment as Chief Financial Officer, the Company’s operating subsidiary, Pacira Pharmaceuticals, Inc., intends to enter into an executive employment agreement with Mr. Cross (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Cross’s annual base salary will be $525,000 per year, subject to annual increase by the Board. Mr. Cross will also be entitled to participate in the Company’s annual cash incentive bonus program for executive officers, with his initial annual incentive target set at 50% of his annual base salary. In addition, beginning in 2025, Mr. Cross will be eligible to participate in the Company’s cash-based long-term incentive plan for executive officers. Mr. Cross will also receive an initial equity grant of 200,000 nonqualified stock options (the “Stock Options”), with a term of 10 years and the exercise price set as of the closing price of the Company’s common stock on November 4, 2024, and that will vest and become exercisable as to 25% of the option shares on November 4, 2025, and vest as to the remaining shares in successive equal quarterly installments over the subsequent three years, provided that Mr. Cross remains in continuous service with the Company as of each vesting date. In addition, Mr. Cross will receive an initial restricted stock unit grant for 75,000 shares of the Company’s common stock (the “RSUs” and, together with the Stock Options, the “Inducement Awards”) , subject to continued service with the Company as of each vesting date, to vest in four equal annual installments beginning on November 1, 2025. The Inducement Awards will be made pursuant to the terms and provisions of the Company’s Amended and Restated 2014 Inducement Plan and in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules. He is entitled to participate in the Company’s other benefit programs generally available to employees of the Company.

If Mr. Cross is terminated for any reason other than for “cause” (as defined in the Employment Agreement) or terminates his employment for “good reason” (as defined in the Employment Agreement) after the first anniversary of the effective date of the Employment Agreement, he will be entitled to: (i) earned and accrued base salary, bonus, vacation time and other benefits; (ii) monthly salary continuation payments for a period of 12 months from the Payment Commencement Date (as defined below); (iii) health insurance coverage, subject to cost sharing, for 12 months beginning on the Payment Commencement Date or until he is no longer entitled to COBRA continuation coverage under the Company’s group health plans; and (iv) immediate vesting of the portion of Mr. Cross’s outstanding unvested stock options and time-based restricted stock units that would have become vested during the nine-month period following the date of termination; provided, however that in each case the receipt of such payments and benefits is expressly contingent upon Mr. Cross’s execution and delivery of a severance and general release of claims and the payments and benefits will be paid or commence on the first payroll period following the date the release becomes effective, subject to the terms and conditions set forth in the Employment Agreement (the “Payment Commencement Date”).

If, within 30 days prior to, or 12 months following, a “change of control” (as defined in the Employment Agreement), Mr. Cross is terminated for any reason other than for cause, or terminates his employment during the agreement term for “good reason”, Mr. Cross will be entitled to: (i) earned and accrued base salary, bonus, vacation time and other benefits; (ii) monthly salary continuation payments for a period of 18 months beginning on the Payment Commencement Date; (iii) in lieu of his targeted incentive bonus for such fiscal year, a bonus payment equal to one hundred and fifty percent (150%) of Mr. Cross’s then current annual targeted incentive bonus, payable in one lump sum; (iv) health insurance coverage, subject to cost sharing, for 18 months beginning on the Payment Commencement Date; and (v) immediate vesting of all outstanding unvested stock options and time-based restricted stock units previously granted to Mr. Cross as of the date of termination; provided, however that in each case the receipt of such payments and benefits is expressly contingent upon Mr. Cross’s execution and delivery the release described above.

The foregoing is a summary of the material terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

There are no understandings or arrangements with any person pursuant to which Mr. Cross was selected as Chief Financial Officer, and he is not party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 21, 2024, the Company issued a press release announcing the appointment of Mr. Cross and the Inducement Awards. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 21, 2024.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	October 21, 2024	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary